EIGHTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS EIGHTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Eighth Amendment”) is made and entered into as of February 28, 2007 by and between GREIT–ONE WORLD TRADE CENTER, L.P., a California limited partnership (“Seller”), and LEGACY PARTNERS REALTY FUND II, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of August 17, 2006, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 21, 2006, that certain Second Amendment to Purchase and Sale Agreement dated as of January 5, 2007, that certain Third Amendment to Purchase and Sale Agreement dated as of January 19, 2007, that certain Fourth Amendment to Purchase and Sale Agreement dated as of January 26, 2007, that certain Fifth Amendment to Purchase and Sale Agreement dated as of January 31, 2007, that certain Sixth Amendment to Purchase and Sale Agreement dated as of February 15, 2007 and that certain Seventh Amendment to Purchase and Sale Agreement dated as of February 22, 2007 (as amended, the “Purchase Agreement”), with respect to that certain real property commonly known as One World Trade Center, located in the County of Los Angeles, State of California, and more particularly described in the Purchase Agreement.

B. The parties hereto desire to amend the Purchase Agreement to confirm certain matters as set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. Defined Terms. Initially capitalized terms used in this Eighth Amendment and not otherwise defined in this Eighth Amendment shall have the meanings provided for such terms in the Purchase Agreement.

2. Closing. Notwithstanding anything to the contrary in Section 7.2.1 of the Purchase Agreement, Seller and Buyer agree that the outside date for Closing shall be extended to March 2, 2007.

3. Miscellaneous. Except to the extent expressly modified by this Eighth Amendment, the Purchase Agreement remains in full force and effect. To the extent of any inconsistency between this Eighth Amendment and the Purchase Agreement, the terms and conditions of this Eighth Amendment shall control. This Eighth Amendment may be executed in multiple counterparts, all of which, taken together, shall constitute one document. This Eighth Amendment shall be deemed effective against a party upon receipt by the other party (or its counsel) of a counterpart executed by facsimile.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Eighth Amendment as of the date referenced above.

SELLER:

GREIT–ONE WORLD TRADE CENTER, L.P.,

a California limited partnership

By: GREIT – One World Trade Center GP, LLC,
a California limited liability company
Its: General Partner
By: G REIT, L.P.,
a Virginia limited partnership,
Its: sole member
By: G REIT, Inc.,
a Maryland corporation,
Its: General Partner
By: /s/ Andrea R. Biller

Name: Andrea R. Biller

Title: Executive Vice President

BUYER:

LEGACY PARTNERS REALTY FUND II, LLC,

a Delaware limited liability company

By: Legacy Partners Investment Management Services, LLC a Delaware limited liability company Its: Managing Member By: /s/ Paul J. Meyor

Name: Paul J. Meyor

Title: Chief Financial Officer